Exhibit 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 4, 2004 relating to the financial statements, which appears in Friedman, Billings, Ramsey Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Baltimore, Maryland

March 16, 2004